UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 1, 2019
Date of Report (Date of earliest event reported)

PANHANDLE EASTERN PIPE LINE COMPANY, LP
(Exact name of Registrant as specified in its charter)

Delaware	1-2921	44-0382470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600, Dallas, Texas 75225
(Address of principal executive offices) (Zip Code)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On July 1, 2019, Energy Transfer Operating, L.P. (“ETO”), the entity which indirectly owns 100% of the equity interests of Panhandle Eastern Pipe Line Company, LP (the “Company”), executed a series of internal restructuring transactions that resulted in the Company becoming a subsidiary of a non-corporate subsidiary of ETO. As a result, effective July 1, 2019, the Company’s tax status has changed from a disregarded entity for federal income tax purposes wholly-owned by a corporate entity to a disregarded entity for federal income tax purposes wholly-owned by a limited partnership.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PANHANDLE EASTERN PIPE LINE COMPANY, LP
(Registrant)
Date: July 2, 2019	By:	/s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer (duly authorized to sign on behalf of the registrant)